Exhibit (d)(3)
ACTEL CORPORATION
STOCK OPTION AGREEMENT
March 14, 2002
     1. Grant of Option. Actel Corporation, a California corporation (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”) an option to purchase the total number of shares of Common Stock set forth in the Notice of Grant (the “Shares”) at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms, definitions, and provisions of the Plan identified in the Notice of Grant (the “Plan”), which is incorporated herein by reference, this Stock Option Agreement (“Option Agreement”), and the Notice of Grant (the “Option”). As used herein, “Notice of Grant” means each Notice of Stock Option Grant incorporating this Option Agreement by reference. Unless otherwise defined herein, terms defined in the Plan are used herein as defined in the Plan.
          If designated an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option, as defined in Section 422 of the Code (“ISO”). However, even if the Option is designated an Incentive Stock Option, it shall be treated as a Nonqualified Stock Option (“NQ”) to the extent that it exceeds the $100,000 rule of Code Section 422(d).
     2. Exercise of Option. The Option shall be exercisable, in accordance with the Vesting Schedule set out in the Notice of Grant (“Vesting Schedule”) and with the provisions of the Plan, as follows:
     (a) Right to Exercise.
     (i) The Option may not be exercised for a fraction of a share.
     (ii) In the event of Optionee’s death, disability, or other termination of director, employee, or consultant status with the Company, the exercisability of the Option is governed by Sections 5, 6, and 7 below, subject to the limitation contained in subsection 2(a)(iii).
     (iii) In no event may the Option be exercised after the Expiration Date set forth in the Notice of Grant (“Expiration Date”).
     (b) Method of Exercise. The Option shall be exercisable by written notice (in the form attached as Exhibit A), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such             shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.
          No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
     3. Method of Payment. The method of payment for the Shares to be issued upon exercise of an Option shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, delivery of a properly executed notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law.
     4. Restrictions on Exercise. If the Option is an ISO, the Option may not be exercised until such time as the issuance of Shares upon such exercise has been approved by the shareholders of the Company. In addition, no Option may be exercised if the issuance of Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of the Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     5. Termination of Relationship. In the event of termination of Optionee’s Continuous Status as a Director, Employee, or Consultant, Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option for 90 days (or for such longer period as provided in the applicable Notice of Grant) following termination of Continuous Status as a Director, Employee, or Consultant, except as set out in Sections 6 and 7 of this Option Agreement below (but in no event later than the Expiration Date). To the extent that Optionee was not entitled to exercise the Option at the Termination Date, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.
     6. Disability of Optionee. Notwithstanding the provisions of Section 5 above, in the event a Director, Employee, or Consultant is unable to continue his Continuous Status as a Director, Employee, or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six months (or such other period of time not exceeding 12 months as is determined by the Board at the time of grant of the Option) from the Termination Date, exercise the Option to the extent he or she was entitled to exercise it at the Termination Date (or to such greater extent as the Board may provide). To the extent that he or she was not entitled to exercise the Option at the Termination Date, or if he or she does not exercise such Option (to the extent exercisable) within the time specified herein, the Option shall terminate.
     7. Death of Optionee. Notwithstanding the provisions of Section 5 above, in the event of the death of an Optionee, the entire Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

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     8. Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her without the prior written consent of the Administrator. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.
     9. Term of Option. The Option may be exercised only in accordance with the Plan and the terms of this Option Agreement, and in no event may the Option be exercised after the Expiration Date.
     10. Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal and state tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
     (a) Exercise of ISO. If the Option qualifies as an ISO, there will be no regular federal income tax liability or state income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.
     (b) Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be a regular federal income tax liability and state income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
     (c) Disposition of Shares. In the case of an NQ, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and state income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of the fair market value of the Shares on the date of exercise or the sale price of the Shares.
     (d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant and (ii) the date one year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition.
          Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

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     11. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and the rights and obligations of the Company under this Option Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Option Agreement shall be inure to the benefit of and be binding upon Optionee and his or her heirs, executors, administrators, successors, and assigns.
     12. Interpretation. Any dispute regarding the interpretation of this Option Agreement, including the Plan or the Notice of Grant incorporated herein by reference, shall be submitted by Optionee or by the Company to the Company’s Board of Directors or the committee thereof that administers the Plan. The resolution of such dispute by the Board or committee shall be final and binding on the Company and on Optionee.
     13. Governing Law; Severability. This Option Agreement, including the Plan and the Notice of Grant incorporated herein by reference, shall be governed by and construed in accordance with the laws of the State of California, excluding the body of law pertaining to conflicts of law. Should any provision of this Option Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.
     15. Entire Agreement. This Option Agreement, including the Plan and the Notice of Grant incorporated herein by reference, constitutes the entire agreement of the parties, and supersedes all prior undertakings and agreements of the Company and Optionee, with respect to the subject matter hereof.

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EXHIBIT A
ACTEL CORPORATION
STOCK OPTION EXERCISE NOTICE
     1. Exercise of Option. Effective as of today, ___, ___, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase ___ shares of the Common Stock (the “Shares”) of Actel Corporation (the “Company”) under and pursuant to the Stock Option Agreement dated March 14, 2002 (the “Option Agreement”), the Notice of Stock Option Grant (“Notice of Grant”) relating to grant number ___ (the “Option”), and the plan referenced in the Notice of Grant (the “Plan”). The purchase price for the Shares shall be $___, as required by the Notice of Grant and the Option Agreement.
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.
     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read, and understood the Plan, the Option Agreement, and the Notice of Grant and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.
     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
     6. Income Tax Withholding. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.
     7. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonable necessary to carry out the purposes and intent of this Exercise Notice, the Plan, the Option Agreement, and the Notice of Grant.
     8. Entire Agreement; Governing Law; Successors and Assigns. The Plan, the Option Agreement, and the Notice of Grant are incorporated herein by this reference. This Exercise Notice, the Plan, the Option Agreement, and the Notice of Grant constitute the entire agreement of the parties, and supersede all prior undertakings and agreements of the Company and Optionee, with respect to the subject matter hereof; are governed by California law, except for that body of law pertaining to conflict of laws; and, subject to any restrictions on transfer set forth in the Plan or the Option Agreement, are binding upon Optionee and his or her heirs, executors, administrators, successors, and assigns.

Submitted by:	Received and Accepted by:

OPTIONEE:	ACTEL CORPORATION

By:

(Signature)
Name:

Title:

(Print Name)
Date:

Address:	Address:

955 East Arques Avenue

Sunnyvale, California 94086

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ACTEL CORPORATION

Notice of Grant of Stock Options	ID: 77-0097724

2061 Stierlin Court

NAME	Option Number:
ADDRESS	Plan:
Effective Date, you have been granted a(n) Incentive or Non-Qualified Stock Option to buy X,XXX shares of ACTEL CORPORATION (the Company) stock at $XX.XX per share.
The total option price of the shares granted is $XX,XXX.XX.
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

ACTEL CORPORATION	Date

NAME	Date

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING STATUS AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR RETAINED OR BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE OF GRANT, NOR IN THE OPTION AGREEMENT OR PLAN (WHICH ARE INCORPORATED HEREIN BY REFERENCE), SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYEE OR CONSULTANT STATUS WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF EITHER THE OPTIONEE OR THE COMPANY TO TERMINATE OPTIONEE’S EMPLOYEE OR CONSULTANT STATUS WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

Plan Definitions:	Type of Option Definitions:
86: 1986 Incentive Stock Option Plan	ISO: Incentive Stock Option

95: 1995 Employee and Consultant Stock Plan	NQ: Nonqualified Stock Option
Exercise Period Following Termination:
     This Option may be exercised for 90 days after termination of the Optionee’s Continuous Status as an Employee or Consultant. In no event shall this Option be exercised later than the Expiration Date.
     Optionee acknowledges receipt of a copy of the Option Agreement and the Plan and certain information related thereto, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of such the terms and provisions. Optionee has reviewed this Notice of Grant, the Option Agreement, and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Option, and fully understands all the terms and provisions of this Option. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions arising under this Notice of Grant, the Option Agreement, or the Plan.

OPTIONEE		ACTEL CORPORATION

By:

(Signature)		John C. East
President & Chief Executive Officer

Date

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING STATUS AS AN EMPLOYEE OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR RETAINED OR BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE OF GRANT, NOR IN THE OPTION AGREEMENT OR PLAN (WHICH ARE INCORPORATED HEREIN BY REFERENCE), SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYEE STATUS WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF EITHER THE OPTIONEE OR THE COMPANY TO TERMINATE OPTIONEE’S EMPLOYEE STATUS WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

Plan Definitions:	Type of Option Definitions:
86: 1986 Incentive Stock Option Plan	NQ: Nonqualified Stock Option

95: 1995 Employee and Consultant Stock Plan
Exercise Period Following Termination:
     This Option may be exercised for six months following termination of the Optionee’s Continuous Status as an Employee. In no event shall this Option be exercised later than the Expiration Date.
     Optionee acknowledges receipt of a copy of the Option Agreement and the Plan and certain information related thereto, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of such the terms and provisions. Optionee has reviewed this Notice of Grant, the Option Agreement, and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Option, and fully understands all the terms and provisions of this Option. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions arising under this Notice of Grant, the Option Agreement, or the Plan.

OPTIONEE		ACTEL CORPORATION

By:

(Signature)		John C. East
President & Chief Executive Officer

Date